UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 19, 2007
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On February 19, 2007, Daniel E. Somers retired from the Board of Directors of The Lubrizol Corporation. A copy of the press release announcing Mr. Somers’ retirement is attached hereto as Exhibit 99.1.
     Peggy Gordon Miller will retire from the Board of Directors of The Lubrizol Corporation effective April 23, 2007 pursuant to the director retirement age contained in the company’s governance guidelines. A copy of the press release announcing Dr. Miller’s retirement is attached hereto as Exhibit 99.1.
(d) On February 19, 2007, the Board of Directors of The Lubrizol Corporation appointed James E. Sweetnam to serve on the Board of Directors, effective February 19, 2007. In addition, Mr. Sweetnam was appointed to the Organization and Compensation Committee and the Retirement and Savings Plans Investment Committee. There is no arrangement pursuant to which Mr. Sweetnam was selected as a director, and there are no related party transactions between The Lubrizol Corporation and Mr. Sweetnam that are reportable under Item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Sweetnam’s appointment is attached hereto as Exhibit 99.1.
     On February 19, 2007, the Board of Directors of The Lubrizol Corporation appointed Harriett Tee Taggart to serve on the Board of Directors, effective February 19, 2007. In addition, Dr. Taggart was appointed to the Organization and Compensation Committee and the Audit Committee. There is no arrangement pursuant to which Dr. Taggart was selected as a director, and there are no related party transactions between The Lubrizol Corporation and Dr. Taggart that are reportable under Item 404(a) of Regulation S-K. A copy of the press release announcing Dr. Taggart’s appointment is attached hereto as Exhibit 99.1.
     On February 19, 2007, William P. Madar was appointed as Chair of the Audit Committee of the Board of Directors and Dominic J. Pileggi was appointed as Chair of the Organization and Compensation Committee of the Board of Directors and Lead Director.

Item 9.01	Financial Statements and Exhibits
               (c)  Exhibits. The following exhibit is furnished herewith:

99.1	Press release dated February 19, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

Date February 22, 2007
By: /s/ Leslie M. Reynolds

Name: Leslie M. Reynolds Title: Corporate Secretary and Counsel

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